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                                                                  Exhibit 21 to
                                                             Form 10-K for 2001

                           Subsidiaries of the Registrant
                             (as of February 28, 2002)


Subsidiary Name                                          State of Incorporation
---------------                                          ----------------------

Broadwing Holdings Inc.                                          Delaware

Cincinnati Bell Telephone Company                                Ohio

Cincinnati Bell Telecommunications Services Inc.                 Ohio

ZoomTown.com Inc.                                                Ohio

Cincinnati Bell Wireless Company                                 Ohio

Cincinnati Bell Any Distance Inc.                                Ohio

Cincinnati Bell Directory, Inc.                                  Ohio

Cincinnati Bell Public Communications Inc.                       Ohio

Broadwing Communications Inc.                                    Delaware

Broadwing Communications Services Inc.                           Delaware

Broadwing IT Consulting Inc.                                     Ohio

Broadwing Local Services Inc.                                    Delaware

Broadwing Communications Services of VA, Inc.                    Virginia

Broadwing Telecommunications Inc.                                Delaware

IXC Business Services LLC                                        Delaware

IXC Internet Services Inc.                                       Delaware

Mutual Signal Holding Corporation                                Delaware

Mutual Signal Corporation                                        New York

Mutual Signal Corporation of Michigan                            New York

MSM Assoc. Limited Partnership                                   Delaware